Christopher Grinnell Talcott Resolution Law Group 1 Griffin Road North Windsor, CT 06095-1512 Tel. 1-860-791-0750 christopher.grinnell@talcottresolution.com

April 27, 2023

Board of Directors
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095-1512

Re:     Talcott Resolution Life and Annuity Insurance Company
Separate Account VL I of Talcott Resolution Life and Annuity Insurance Company
File No. 333-07471

Dear Sir/Madam:

I have acted as Associate General Counsel to Talcott Resolution Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Separate Account VL I of Talcott Resolution Life and Annuity Insurance Company (the "Account") in connection with the registration of an indefinite amount of securities in the form of flexible premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:
1.The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.
2.The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.
3.To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.
4.The Policies, as contemplated by the Form N-6 Registration Statement, constitute legal, validly issued, and binding obligations of the Company.
I hereby consent to the filing of this opinion as an exhibit to the Form N-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Christopher M. Grinnell

Christopher M. Grinnell
Vice President and Associate General Counsel